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                                                                    EXHIBIT 99


REPORT OF INDEPENDENT AUDITORS


The Partners
Haywood Mall Associates
(A South Carolina Joint Venture)


We have audited the accompanying balance sheets of Haywood Mall Associates (A South Carolina Joint Venture) as of December 31, 1993 and 1992, and the related statements of income, cash flows and venturers' equity for the years then ended (not included herein). These financial statements are the responsibility of the Management of the Joint Venture. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Haywood Mall Associates (A South Carolina Joint Venture) at December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                                                   Ernst & Young


February 3, 1994